EXHIBIT 99.1

ACME Communications Announces Second Quarter 2006 Results

Revenues Increase 6 Percent Year-Over-Year; Broadcast Cash Flow Increases 50 Percent to $1.3 Million

SANTA ANA, Calif., Aug. 15, 2006 (PRIMEZONE) -- ACME Communications, Inc. (Nasdaq:ACME) today announced financial results for the second quarter ended June 30, 2006.

On April 4, 2006, the Company completed the previously announced sale of its television station in Salt Lake City (KUWB) to Clear Channel Broadcasting for $18.5 million in an all-cash transaction. On May 15, 2006 the Company announced that it had entered into a definitive agreement for the sale of its television station in Ft. Myers-Naples, Florida (WTVK). The WTVK transaction is expected to close by the end of 2006. As a result of these transactions, "Discontinued Operations" accounting has been adopted in the financial statements for all periods presented in this press release and the results from the operations of KUWB and WTVK have been reclassified from continuing operations and reflected as discontinued operations.

ACME's net revenues from continuing operations for the second quarter increased 6% to $9.5 million, compared to net revenues of $9.0 million in the second quarter of 2005. The increase in net revenues for the quarter reflects a weighted average growth in the group's share of non-political advertising market revenues as total market non-political advertising revenues in our six continuing markets for the quarter was basically unchanged from the second quarter of 2005. Broadcast cash flow (as defined in Supplemental Table 1) for the quarter increased 50% to $1.3 million compared to broadcast cash flow of $861,000 for the second quarter of 2005. Adjusted EBITDA (as defined in Supplemental Table 1) was $414,000 compared to $62,000 in the second quarter of 2005. The Company's income from discontinued operations for the second quarter of 2006, which includes a $5.9 million gain on the sale of KUWB, was $4.6 million compared to a loss from discontinued operations of $1.7 million for the second quarter of 2005. Inasmuch as the proceeds received or to be received from the sale of our discontinued operations exceeds all outstanding debt for the periods reported, all interest expense for all periods has been allocated to discontinued operations. The Company's net income for the second quarter of 2006 was $3.8 million compared to a net loss of $1.8 million in the second quarter of 2005.

The significant increase in broadcast cash flow results reflects the combination of solid revenue growth at the stations coupled with a 1% decrease in the station group's cash-based operating expenses (as set forth on Supplemental Table 2). The decrease in cash-based station operating expenses was driven by a 5% decrease in program related payments on lower commitments and reduced promotional expenditures compared to the second quarter of 2005.

Net revenues for continuing operations for the six months ended June 30, 2006 were $18.1 million, up 6% compared to $17.0 million in net revenues for the six months ended June 30, 2005. Broadcast cash flow was up 101% to $1.9 million from $922,000 a year earlier and adjusted EBITDA was $133,000 compared to negative $710,000 a year earlier.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "We posted solid second quarter results as the majority of our stations posted healthy non-political advertising gains which, coupled with our successful continuing efforts to reduce operating expenses, led to impressive broadcast cash flow and EBIDTA growth. Although we expect near-term challenges related to reduced programming investment by The WB and UPN networks which is adversely affecting our ratings and revenues leading up to the September launches of The CW Network and MyNetworkTV, we're very pleased with the continued development of these exciting new networks and look forward to offering our viewers and advertisers a revitalized programming lineup beginning with the Fall 2006 season."

Use of Broadcast Cash Flow, Adjusted EBITDA and Same Station Results

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. Station cash-based operating expenses, which use program payments in place of program amortization, exclude our Daily Buzz production costs and exclude non-cash operating expenses like depreciation, impairment of intangibles and equity-based compensation, are an important metric in determining our cash expense growth. Adjusted EBITDA is also used as a performance measure and often used to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility historically contained financial covenants relating to the Company's adjusted EBITDA.

Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company considers operating loss to be the most comparable GAAP measure to broadcast cash flow and to adjusted EBITDA; therefore, the Company has included a reconciliation of operating loss to broadcast cash flow and adjusted EBITDA in Supplemental Table 1. A reconciliation of operating expenses to cash-based station operating expenses is included in Supplemental Table 2. Because broadcast cash flow, cash-based station operating expenses and adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow, cash-based station operating expenses and adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Third Quarter 2006 Outlook

Based on current third quarter sales pacings, the Company expects third quarter 2006 net revenues to increase 0-2% over our third quarter 2005 net revenues of $8.6 million. The Company expects cash-based station expenses to be relatively unchanged from the prior year, resulting in broadcast cash flow of $500,000 to $700,000 compared to broadcast cash flow of $509,000 for the third quarter of 2005.

Second Quarter Conference Call

Senior management of ACME will hold a conference call to discuss the Company's second quarter results on Tuesday, August 15, 2006, at 11:30 a.m. EDT. To access the conference call, please dial (973) 633-6740. A replay of the conference call will be available through Tuesday, August 29, 2006 by dialing (877) 519-4471 (U.S.), or (973) 341-3080 (International), reservation code 7559465. In addition, the Company will provide a live webcast of the conference call on the Company's website, located at www.acmecommunications.com. The webcast will also be archived on the Company's website until August 29, 2006.

About ACME Communications

ACME Communications, Inc. owns and operates eight television stations serving markets covering 3.0% of the nation's television households. The Company's stations are: KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBXX-TV, Knoxville, TN; WBDT-TV, Dayton, OH; WTVK-TV, Ft. Myers-Naples FL; WIWB-TV, Green Bay-Appleton, WI; WBUI-TV, Champaign-Springfield-Decatur, IL and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a UPN affiliate, are currently WB Network affiliates. All of our WB Network affiliated stations will become affiliates of The CW Network when that network launches in September 2006. ACME's shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will", "expects", "intends" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the ratings growth or decline of our programming, including The WB Network, the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, a delay in, or failure to consummate, the closing of our sale of station WTVK in Ft. Myers-Naples, the failure of The CW Network to achieve better ratings than the networks it is replacing and the other risk factors set forth in the Company's 2005 Form 10-K filed with the Securities and Exchange Commission on April 14, 2006. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

              ACME Communications, Inc. and Subsidiaries
                 Consolidated Statements of Operations
                              (Unaudited)
                 (In thousands, except per share data)

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                 ------------------  ----------------
                                   2006     2005      2006     2005
                                  ------   ------   -------  -------
 Net revenues                     $9,491   $8,957   $18,085  $17,028
                                  ------   ------   -------  -------
 Operating expenses:
  Cost of service:
   Programming, including program
    amortization                   3,573    3,531     7,207    7,033
   Other costs of service
    (excluding depreciation and
    amortization of $1,029 and
    $1,171 for the three months
    ended and $2,082 and $2,216
    for the six months ended
    June 30, 2006 and 2005,
    respectively)                  1,514    1,529     2,848    2,853
  Selling, general and
   administrative expenses         3,305    3,159     6,675    6,467
  Depreciation and amortization    1,042    1,181     2,095    2,237
  Corporate expenses                 920      799     1,801    1,632
                                  ------   ------   -------  -------
     Operating expenses           10,354   10,199    20,626   20,222
                                  ------   ------   -------  -------

     Operating loss                 (863)  (1,242)   (2,541)  (3,194)

 Other income (expenses):
  Interest income                     28        1        33        3
  Gain on sale of assets              69    1,202        69    1,202
  Other, net                         (60)      (9)      (68)       4
                                  ------   ------   -------  -------
 Loss from continuing operations
  before income taxes
  and minority interest             (826)     (48)   (2,507)  (1,985)
 Income tax expense                 (258)    (168)     (898)    (959)
                                  ------   ------   -------  -------
 Loss from continuing operations
  before minority interest        (1,084)    (216)   (3,405)  (2,944)
 Minority interest                   233      130       463      312
                                  ------   ------   -------  -------
 Loss from continuing operations    (851)     (86)   (2,942)  (2,632)
                                  ------   ------   -------  -------
 Discontinued operations (Note 3):

  Income (loss) from discontinued
   operations                      4,709   (1,640)    3,145   (3,573)
  Income tax expense                 (98)     (98)     (197)    (197)
                                  ------   ------   -------  -------
     Income (loss) from
      discontinued operations      4,611   (1,738)    2,948   (3,770)
                                  ------   ------   -------  -------

        Net income (loss)         $3,760  $(1,824)  $     6  $(6,402)
                                  ======  =======   =======  =======
 Net income (loss) per share,
  basic and diluted
   Continuing operations          $(0.05)  $(0.01)   $(0.18)  $(0.16)
   Discontinued operations          0.29    (0.11)     0.18    (0.23)
                                  ------   ------   -------  -------
    Net income (loss) per share    $0.23   $(0.11)    $0.00   $(0.40)
                                  ======   ======   =======  =======
 Weighted average basic and diluted
  common shares outstanding       16,047   16,047    16,047   16,047
                                  ======   ======   =======  =======

 Supplemental Table 1

               ACME Communications Inc. and Subsidiaries
      Reconciliation of Operating Loss to Broadcast Cash Flow and
                            Adjusted EBITDA
                              (Unaudited)
                             (In Thousands)

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                 ------------------  ----------------
                                   2006     2005      2006     2005
                                 -------  -------   -------  -------
 Operating loss                  $  (863) $(1,242)  $(2,541) $(3,194)
 Add:
  Stock-based compensation at
   stations                           41       --        89       --
  Depreciation and amortization    1,042    1,181     2,095    2,237
  Amortization of program rights   1,620    1,729     3,354    3,435
  Corporate expenses                 920      799     1,801    1,632

  Minority interest from
   co-production (excluding
   depreciation)                     184      130       366      312
  Program payments                (1,650)  (1,736)   (3,308)  (3,500)
                                 -------  -------   -------  -------
    Broadcast cash flow (a)        1,294      861     1,856      922
 Less:
  Corporate expenses                 920      799     1,801    1,632
  Stock-based compensation at
   corporate                         (40)      --       (78)      --
                                 -------  -------   -------  -------
    Adjusted EBITDA              $   414  $    62   $   133  $  (710)
                                 =======  =======   =======  =======
 Broadcast cash flow margin (a)     13.6%     9.6%     10.3%     5.4%
 Adjusted EBITDA margin (a)          4.4%     0.7%      0.7%    -4.2%
                                 =======  =======   =======  =======

 (a) We define:

  -- Broadcast cash flow as operating income (loss), plus
     stock-based compensation, depreciation and amortization
     (including impairment of intangibles), LMA fees, amortization of program rights, impairment of broadcast licenses and corporate expenses, less program payments (excluding program payments related to construction permits);

  -- Adjusted EBITDA as broadcast cash flow less corporate
     expenses, exclusive of stock-based compensation;

  -- Broadcast cash flow margin is broadcast cash flow as a percentage of net revenues; and

  -- Adjusted EBITDA margin is adjusted EBITDA as a percentage of net revenues.

 Supplemental Table 2

               ACME Communications Inc. and Subsidiaries
          Reconciliation of Operating Expenses to Cash-Based
                      Station Operating Expenses
                              (Unaudited)
                            (In Thousands)

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                 ------------------  ----------------
                                   2006     2005      2006     2005
                                 -------  -------   -------  -------
 Operating expenses              $10,354  $10,199   $20,626  $20,222
 Add:
   Program payments                1,650    1,736     3,308    3,500
 Less:
     Depreciation                 (1,042)  (1,181)   (2,095)  (2,237)
     Corporate expense              (920)    (799)   (1,801)  (1,632)
     Barter program costs           (874)    (837)   (1,724)  (1,615)
     Program amortization         (1,620)  (1,729)   (3,354)  (3,435)
     Daily Buzz production costs    (858)    (701)   (1,662)  (1,429)
     Stock-based compensation at
      stations                       (41)     ---       (89)     ---
                                 -------  -------   -------  -------

        Total cash-based station
         operating expenses       $6,649   $6,688   $13,209  $13,374
                                 =======  =======   =======  =======

CONTACT:  ACME Communications, Inc.
          Tom Allen
          (714) 245-9499

          Brainerd Communicators, Inc.
          Chris Plunkett or Todd St. Onge
          (212) 986-6667